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Exhibit 10.10

Providian Financial Corporation Non-Qualified Supplemental Defined Contribution Plan
(As Amended and Restated Effective June 11, 1997)

2005 Amendment to the Providian Financial Corporation Non-Qualified Defined
Contribution Plan (As Amended and Restated Effective June 11, 1997)
Effective as of January 1, 2005

PROVIDIAN FINANCIAL CORPORATION
NON-QUALIFIED SUPPLEMENTAL DEFINED CONTRIBUTION PLAN
Amended and Restated Effective June 11, 1997

Preamble

        This document amends and restates the Providian Financial Corporation Non-Qualified Defined Contribution Plan (the "Supplemental Defined Contribution Plan") (formerly known as the First Deposit Corporation Non-Qualified Supplemental Contribution Plan) which was originally adopted effective April 1, 1993. The plan was established to ensure that all participants in the Providian Financial Corporation 401(k) Plan, ("401(k) Plan") received their full benefits contemplated by the 401(k) Plan before any limitations are imposed by Section 401(a)(17) and 415 of the Internal Revenue Code and the provisions of the Supplemental Defined Contribution Plan implementing such limitations.

        Payments under the Supplemental Defined Contribution Plan will be made directly to Eligible Participants from the general funds of the Employer when due in accordance with the terms of this Supplemental Defined Contribution Plan. The Employer shall not make any contributions in advance of such payments. No trust fund shall be established for the benefit of Eligible Participants in this Supplemental Defined Contribution Plan.

        This is an unfunded excess benefit plan designed to provide specific benefits to a select group of management or highly compensated employees.

ARTICLE I—DEFINITIONS

        1.01    Incorporation by Reference.    All terms not otherwise specifically herein defined shall have the meaning set forth in the 401(k) Plan.

        1.02    Definitions.

  (a)
  "Eligible Participants" shall have the meaning set forth in Section 2.01 hereof.

  (b)
  "401(k) Plan" shall mean the Providian Financial Corporation 401(k) Plan, as amended and restated effective as of January 1, 1992, as the same may from time to time be amended.

  (c)
  "Supplemental Defined Contribution Plan" shall mean the Providian Financial Corporation Non-Qualified Supplemental Defined Contribution Plan, as originally adopted by the Company on April 1, 1993, as the same may from time to time be amended.

  (d)
  "Supplemental Defined Contribution Account" means, with respect to an Eligible Participant, the account described in Article III hereof, and, in the case of the beneficiary of an Eligible Participant, the benefit described in Article V hereof.

  (e)
  "Committee" means the committee as described in Article VII hereof.

ARTICLE II—ELIGIBILITY

        2.01    Eligible Participants.    All employees who are Participants in the 401(k) Plan on or after January 1, 1993 who the Committee designates, in its discretion, from time to time to be eligible for benefits under the Supplemental Defined Contribution Plan shall be Eligible Participants in the Supplemental Defined Contribution Plan.

ARTICLE III—EMPLOYER CONTRIBUTIONS

        3.01    Supplemental Match Account.    Each Eligible Participant shall annually beginning with the 1993 calendar year be entitled to have allocated to a Supplemental Defined Contribution Account an amount equal to the difference between (x) such Eligible Participant's matching contributions allocated to the Matching Contributions Account for such year under the 401(k) Plan (calculated on an Eligible Participant's base salary without taking into account the limitation on the Matching Contributions allocated to the Participant's Matching Contribution Account required by Sections 401(a)(17) and 415 of the Internal Revenue Code) and (y) such Eligible Participant's actual allocation to the Matching Contributions Account.

        3.02    Supplemental Profit Sharing Account.    Each Eligible Participant shall annually beginning with the 1993 calendar year be entitled to have allocated to a Supplemental Defined Contribution Account an amount equal to the difference between (x) such Eligible Participant's profit sharing contributions allocated to the Profit Sharing Contributions Account for such year under the 401(k) Plan (calculated on an Eligible Participant's eligible wages without taking into account the limitation on the Profit Sharing Contributions allocated to the Participant's Account required by Sections 401(a)(17) and 415 of the Internal Revenue Code) and (y) such Eligible Participant's actual allocation to the Profit Sharing Contributions Account.

        3.03    Allocations.    At least as often as annually, as of each December 31, the employer shall make appropriate adjustments in the Eligible Participants' Supplemental Defined Contribution Accounts. Adjustments shall represent the earnings or losses which the Employer, in its sole discretion, attribute to said accounts.

ARTICLE IV—CONTRIBUTIONS

        4.01    Employee.    No employee contributions to this Supplemental Defined Contribution Plan shall be required or permitted.

        4.02    Employer.    The Employer shall credit contributions to the Plan annually in the amounts determined under Article III hereof.

        4.03    Employer Investment.    The Employer will allocate interest to the Supplemental Defined Contribution Accounts in uniform and non-discriminatory manner as determined by the Company. Nothing herein shall be construed to make this a funded plan, and Eligible Participants are general unsecured creditors of the employer with respect to any benefits provided hereunder.

ARTICLE V—PAYMENT OF SUPPLEMENTAL DEFINED CONTRIBUTION ACCOUNT

        5.01    Payment of Benefits.    Payment of benefits under the Supplemental Defined Contribution Plan will be made to an Eligible Participant in a single sum, which sum shall be the amount in the Eligible Participant's Supplemental Defined Contribution Account as of the most recent valuation of said account immediately prior to payment of the Supplemental Defined Contribution Account by the Employer. The payment to an Eligible Participant of his or her Supplemental Defined Contribution Account shall be made at the same time as the Eligible Participant first receives a distribution from the 401(k) Plan.

        5.02    Death of Eligible Participant.    If the Eligible Participant is deceased at the time payment of the Supplemental Defined Contribution Account is to be made, the Supplemental Defined Contribution Account shall be paid in a single sum to the same beneficiary as is entitled to the Eligible Participant's benefits under the 401(k) Plan.

ARTICLE VI—VESTING AND PARTICIPANT STATEMENTS

        6.01    Vesting.    The Supplemental Defined Contribution Account under this Supplemental Contribution Plan shall vest in each Eligible Participant at the same time and in the same percentage as such Eligible Participant's Matching Contributions Account and/or Profit Sharing Account vest under the vesting provisions of the 401(k) Plan.

        6.02    Participant Statements.    At least annually, the Employer shall cause a statement of Eligible Participant's Supplemental Defined Contribution Account to be given to each Eligible Participant, which statement shall show the value of the Eligible Participant's Supplemental Defined Contribution Account and the appropriate vested percentage applicable to the Eligible Participant.

ARTICLE VII—SUPPLEMENTAL DEFINED CONTRIBUTION COMMITTEE

        7.01    Appointment.    The members of the Committee for the Supplemental Defined Contribution Plan will be appointed by the Chairperson of the 401(k) Plan Committee.

        7.02    Powers and Duties.    The Committee shall be named fiduciaries and shall have authority to control and manage the operation and administration of this Supplemental Defined Contribution Plan and shall have all powers necessary to carry out such duties. Without limitation of the foregoing, the Committee shall have power to interpret and construe this Supplemental Defined Contribution Plan, and to determine all questions that may arise, which determinations shall be final and binding upon all interested parties. The Committee may from time to time adopt such rules and practices, not inconsistent with the provisions hereof, as they deem advisable, but shall consistently apply such rules and practices in effect from time to time to Eligible Participants similarly situated. Decisions and actions by the Committee shall be concurrence or a majority then serving, but not less than two, which concurrence may be had without a formal meeting. The Committee shall be entitled to rely upon certificates of the Employer pertinent to any calculation or determination under this Supplemental Defined Contribution Plan.

ARTICLE VIII—TERMINATION

        8.01    Right to Terminate.    This Supplemental Defined Contribution Plan may be terminated or discontinued as to any Employer at any time by the adoption of the Board of Directors of the Employer of a resolution so directing. In the event of such termination, no further contributions shall be made by the terminating employer under this Supplemental Defined Contribution Plan, but Employees who are, at that time, Eligible Participants, shall continue to be entitled to such benefits hereunder as are then vested to them.

ARTICLE IX—AMENDMENT TO SUPPLEMENTAL PLAN

        9.01    Amendments.    The Company, on behalf of the employers, by resolution of its respective Board of Directors, reserves the right to make any amendment or amendments to this Supplemental Defined Contribution Plan from time to time.

ARTICLE X—GENERAL PROVISIONS

        10.01    Non-alienation of Benefits.    To the fullest extent permitted by law, the benefits payable hereunder shall not be subject to commutation, anticipation, encumbrance, alienation, or assignment by any person entitled thereto; and no payments hereunder shall be subject to any debt, contract, or engagement of any such person or to any judicial process, to levy upon or attach the same for the payment thereof.

        10.02    Liabilities, Expenses.    All expenses incurred in connection with the administration of this Supplemental Defined Contribution Plan shall be paid by the Employers.

        10.03    Right to Employment or Benefits.    Nothing in this Supplemental Defined Contribution Plan shall be construed to give any Employee the right to be retained in the service of the Employer of any right or claim to any benefit except as expressly provided for under the terms of this Supplemental Defined Contribution Plan.

        10.04    Information to be Furnished.    Nothing in this Supplemental Defined Contribution Plan shall be construed as giving any benefit in excess of the benefit to which an Eligible Participant would have been entitled on the basis of any relevant fact with respect to such Eligible Participant; and no greater amount of benefit shall be payable on account of an Eligible Participant than would have been provided on the basis of the correct information. Any overpayment or excess credit shall, with interest at the rate actually credited, be charged against any further payments or credits to the Eligible Participant. Any underpayment shall be paid to the person entitled thereto.

ARTICLE XI—EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974

        11.01    Compliance with ERISA.    It is intended that this Supplemental Defined Contribution Plan, as amended, conform to the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA") and its provisions shall be construed such that this plan is an unfunded excess benefit plan designed to provide specific benefits to a select group of management or highly compensated employees.

        11.02    Claim Procedure.    The Committee shall (1) provide adequate notice in writing to any Eligible Participant or Beneficiary whose claim for benefits under this Supplemental Defined Contribution Plan has been denied setting forth the specific reasons for such denial, written in a manner calculated to be understood by the Eligible Participant and (2) afford a reasonable opportunity to any Eligible Participant whose claim for benefits has been denied for full and fail review by the Committee, or members thereof appointed for such purpose, of the decision denying the claim.

        11.03    Governing Law.    The place of administration of this Supplemental Defined Contribution Plan shall conclusively be deemed to be within the State of California, and this Supplemental Defined Contribution Plan shall be governed by and in all respects construed in accordance with the substantive laws of the State of California, except where such laws are superseded by federal laws.

2005 Amendment to the
Providian Financial Corporation
Non-Qualified Supplemental Defined Contribution Plan
(As Amended and Restated Effective June 11, 1997)

        Pursuant to the authority conferred on Providian Financial Corporation (the "Company") by Section 9.01 of the Providian Financial Corporation Non-Qualified Supplemental Defined Contribution Plan (the "Plan"), the Plan is hereby amended as follows, effective as of January 1, 2005:

1.
Section 3.03 of the Plan (relating to the Company's crediting of earnings and losses to Plan accounts) is deleted in its entirety.

2.
Section 4.03 of the Plan (relating to the Company's crediting of interest to Plan accounts) is restated in its entirety to read as follows:

  "4.03 Employer Investment. The Employer will allocate interest to the Supplemental Defined Contribution Accounts on a monthly basis. The monthly interest rate shall be equal to the Moody's Corporate Bond Yield Average in effect for the month immediately preceding the beginning of the calendar quarter containing the month for which interest is credited. In the event that the Moody's Corporate Bond Yield Average ceases to be available, the Company's chief human resources officer shall substitute a comparable rate of interest to be applied hereunder. Amounts credited to the Supplemental Defined Contribution Accounts after the first day of a month shall be credited with pro rata interest on the basis of the number of days of such month during which such amounts were credited. Distributions or withdrawals prior to the end of a month shall be credited with interest for the number of days during the month for which such amount was credited. Nothing herein shall be construed to make this a funded plan, and Eligible Participants are general unsecured creditors of the employer with respect to any benefits provided hereunder.

3.
Section 5.01 of the Plan (relating to the payment of benefits) is restated in its entirety to read as follows:

  "5.01 Payment of Benefits. Payment of benefits under the Supplemental Defined Contribution Plan will be made to an Eligible Participant in a single sum, which sum shall be the amount in the Eligible Participant's Supplemental Defined Contribution Account as of the most recent valuation of said account immediately prior to payment of the Supplemental Defined Contribution Account by the Employer. The payment to an Eligible Employee of his or her Supplemental Defined Contribution Account shall be made as soon as administratively practicable six months after his or her termination of employment with the Employer."

4.
Section 9.01 of the Plan (relating to the Company's reservation of amendment powers) is restated in its entirety to read as follows:

  "9.01 Amendments. The Company, on behalf of the employers, by resolution of its Board of Directors or its duly-appointed delegate, reserves the right to make any amendment or amendments to this Supplemental Defined Contribution Plan from time to time."

        Except as provided in this Amendment, the Plan is hereby ratified and confirmed in all respects.

        IN WITNESS WHEREOF this Amendment is adopted this 7th day of February 2005.

PROVIDIAN FINANCIAL CORPORATION
By:	/s/ RICHARD A. LEWEKE
Its:	Vice Chairman and Chief Human Resources Officer

QuickLinks

  Exhibit 10.10
Providian Financial Corporation Non-Qualified Supplemental Defined Contribution Plan (As Amended and Restated Effective June 11, 1997)
2005 Amendment to the Providian Financial Corporation Non-Qualified Defined Contribution Plan (As Amended and Restated Effective June 11, 1997) Effective as of January 1, 2005
PROVIDIAN FINANCIAL CORPORATION NON-QUALIFIED SUPPLEMENTAL DEFINED CONTRIBUTION PLAN Amended and Restated Effective June 11, 1997
Preamble
ARTICLE I—DEFINITIONS
ARTICLE II—ELIGIBILITY
ARTICLE III—EMPLOYER CONTRIBUTIONS
ARTICLE IV—CONTRIBUTIONS
ARTICLE V—PAYMENT OF SUPPLEMENTAL DEFINED CONTRIBUTION ACCOUNT
ARTICLE VI—VESTING AND PARTICIPANT STATEMENTS
ARTICLE VII—SUPPLEMENTAL DEFINED CONTRIBUTION COMMITTEE
ARTICLE VIII—TERMINATION
ARTICLE IX—AMENDMENT TO SUPPLEMENTAL PLAN
ARTICLE X—GENERAL PROVISIONS
ARTICLE XI—EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974
2005 Amendment to the Providian Financial Corporation Non-Qualified Supplemental Defined Contribution Plan (As Amended and Restated Effective June 11, 1997)